Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
Subsidiary Name	Jurisdiction of Formation
Asterion Belgium N.V.	Belgium
Asterion Denmark A/S	Denmark
Asterion DM Finland A.B.	Finland
Asterion International GmbH	Germany
BancTec (Canada), Inc.	Ontario
BancTec (Philippines), Inc.	Philippines
BancTec (Puerto Rico), Inc.	Delaware
BancTec B.V.	Netherlands
BancTec Europe Limited	U.K.
BancTec Group LLC	Delaware
BancTec Holding N.V.	Netherlands
BancTec India Pvt. Ltd.	India
BancTec Intermediate Holding, Inc.	Delaware
BancTec Transaktionsservice GmbH	Austria
BancTec, Inc.	Delaware
BillSmart Solutions LLC	Delaware
BTC Int'l Holdings, Inc.	Delaware
BTC Ventures, Inc.	Delaware
Charter Lason, Inc.	Delaware
CorpSource Holdings, LLC	Delaware
Dataforce Interact Holdings Ltd.	U.K.
Dataforce Interact Ltd.	U.K.
Deliverex, LLC	Delaware
DF Property Portfolio Ltd.	U.K.
DFG2 Holdings, LLC	Delaware
DFG2, LLC	Delaware
Digital Mailroom LLC	Delaware
DocuData Solutions, L.C.	Texas
Drescher Full-Service Versand GmbH	Germany
DrySign, LLC	Delaware
Economic Research Services, Inc.	Florida
Exela BR SPV, LLC	Delaware
Exela Enterprise Solutions, Inc.	Delaware
Exela Finance, Inc.	Delaware
Exela Intermediate, LLC	Delaware
Exela RE, LLC	Delaware
Exela Receivables 3 Holdco, LLC	Delaware
Exela Receivables 3, LLC	Delaware
Exela Technologies AS	Norway
Exela Technologies BV	Netherlands
Exela Technologies Iberica S.A.	Spain
Exela Technologies Payment Solutions Ltd.	Ireland
Exela Technologies RE BV	Netherlands
Exela XBP, LLC	Delaware
ExelaPay, LLC	Texas
Fedaso France SAS	France
FTS Parent Inc.	Delaware

Glo—X, Inc.	Oklahoma
GP 2XCV Holdings LLC	Delaware
GP 2XCV, LLC	Delaware
HOV Enterprise Services, Inc.	New Jersey
HOV Global Services Ltd.	U.K.
HOV Services, Inc.	Delaware
HOV Services, LLC	Nevada
HOVG, LLC	Nevada
Ibis Consulting, Inc.	Rhode Island
Imagenes Digitales S.A. de C.V.	Mexico
J & B Software, Inc.	Pennsylvania
Kinsella Media, LLC	Delaware
Lason International, Inc.	Delaware
LexiCode Healthcare, Inc.	Philippines
Managed Care Professionals, LLC	Delaware
Meridian Consulting Group, LLC	Nevada
NEON Acquisition, LLC	Delaware
Novitex Enterprise Solutions Canada, Inc.	Ontario
Novitex Government Solutions, LLC	Delaware
Novitex Intermediate, LLC	Delaware
O.T. Drescher AG	Switzerland
Orone Contract SARL	Morocco
Pacific Northwest United Information Services, LLC	Washington
Pangea Acquisitions, Inc.	Delaware
PCH Subscription Services, LLC	Delaware
Plexus Europe Ltd.	U.K.
Plexus Global Finance, LLC	Delaware
Promotora de Tecnologia, S.A. de C.V.	Mexico
RC4 Capital, LLC	Delaware
Reaktr LLC	Nevada
Recognition de Mexico S.A. de C.V.	Mexico
Recognition Mexico Holding, Inc.	Delaware
Regulus America LLC	Delaware
Regulus Group II LLC	Delaware
Regulus Group LLC	Delaware
Regulus Holding Inc.	Delaware
Regulus Integrated Solutions LLC	Delaware
Regulus West LLC	Delaware
Rust Consulting, Inc.	Minnesota
Rustic Canyon III, LLC	Delaware
S-Corp Philippines, Inc.	Philippines
SDS Application Limited	U.K.
SDS Trading Application Limited	U.K.
Services Integration Group, L.P.	Delaware
SIG—G.P., L.L.C.	Delaware
SourceCorp BPS, Inc.	Delaware
Sourcecorp de Mexico S.A. de C.V.	Mexico
SourceCorp Legal, Inc.	Delaware
SourceCorp Management, Inc.	Texas
SourceCorp, Incorporated	Delaware
SourceHOV Canada Company	Nova Scotia

SourceHOV HealthCare, Inc.	South Carolina
SourceHOV Holdings, Inc.	Delaware
XBP Asia IT Solutions Private Limited (f/k/a SourceHOV India Pvt. Ltd.)	India
SourceHOV LLC	Delaware
TRAC Holdings, LLC	Delaware
TransCentra, Inc.	Delaware
United Information Services, Inc.	Iowa
XBP Americas Holdings, LLC	Delaware
XBP Americas, LLC (f/k/a Exela Technologies BPA, LLC)	Delaware
XBP Asia Technologies Private Limited (f/k/a Exela Technologies India Private Ltd.)	India
XBP Europe AB	Sweden
XBP Europe Arista SAS	France
XBP Europe Ast AB	Sweden
XBP Europe Ast S.A.S	France
XBP Europe d.o.o. Belgrade	Serbia
XBP Europe ECM Solutions GmbH	Germany
XBP Europe GmbH	Germany
XBP Europe Holding GmbH	Germany
XBP Europe Limited	U.K.
XBP Europe Parkwest Limited	Ireland
XBP Europe S.A.	France
XBP Europe s.p. z.o.o.	Poland
XBP Europe Services SAS	France
XBP Europe, Inc.	Delaware
XCV—EMEA, LLC	Delaware
XCV—HM, LLC	Delaware